Exhibit 99.4

Dear Valued Member of First Seacoast Bancorp, MHC:

As a depositor and/or borrower of First Seacoast Bank, you are a member of First Seacoast Bancorp, MHC. I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), First Seacoast Bancorp, Inc. is offering shares of common stock for sale in connection with the conversion of First Seacoast Bancorp, MHC from the mutual holding company to the stock holding company form of organization. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card and a Questions and Answers Brochure describing the proxy vote, the offering and the plan of conversion.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must receive the approval of the eligible members of First Seacoast Bancorp, MHC. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at First Seacoast Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our boards of directors urges you to vote “FOR” the plan of conversion.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at First Seacoast Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same boards of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in the stock offering.

THE STOCK OFFERING:

As a First Seacoast Bancorp, MHC eligible member, you have non-transferable rights, but no obligation, to purchase shares of common stock during the Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged for purchasing shares in the stock offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to First Seacoast Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on                     , 2022. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a First Seacoast Bank customer.

Sincerely,

James R. Brannen

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)        -            ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

M4

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), First Seacoast Bancorp, Inc. is offering shares of common stock for sale in connection with the conversion of First Seacoast Bancorp, MHC from the mutual holding company to the stock holding company form of organization. No sales commission will be charged for purchasing shares in the stock offering.

Our records indicate that you were a depositor of First Seacoast Bank at the close of business on June 30, 2021 or September 30, 2022, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to First Seacoast Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on                 , 2022. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about the conversion and stock offering, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a First Seacoast Bancorp, Inc. stockholder.

Sincerely,

James R. Brannen

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)             -            ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

F4

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by First Seacoast Bancorp, Inc. as selling agent in connection with the offering of First Seacoast Bancorp, Inc. common stock.

At the request of First Seacoast Bancorp, Inc., we are enclosing materials regarding the offering of shares of First Seacoast Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D4

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), First Seacoast Bancorp, Inc. is offering shares of common stock for sale in connection with the conversion of First Seacoast Bancorp, MHC from the mutual holding company to the stock holding company form of organization. No sales commission will be charged for purchasing shares in the stock offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of First Seacoast Bancorp, Inc. common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to First Seacoast Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on                     , 2022. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about the conversion and stock offering, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a First Seacoast Bancorp, Inc. stockholder.

Sincerely,

James R. Brannen

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by the stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)         -            ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

I4

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(877)        -

between 10:00 a.m. and 4:00 p.m., Eastern time,

Monday through Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

PF4

Questions and Answers

About Our Plan of Conversion and

Reorganization

This section answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION AND STOCK OFFERING

Our board of directors has determined that the conversion and stock offering is in the best interests of First Seacoast Bank, its customers and the communities it serves.

Q.	WHAT IS THE CONVERSION AND STOCK OFFERING?

A.

Under our plan of conversion and reorganization (the “plan of conversion”), First Seacoast Bancorp, MHC will convert from the mutual holding company to the stock holding company form of organization. First Seacoast Bancorp, Inc. will offer shares of its common stock for sale to our eligible depositors, certain borrowers and members of the public. Upon completion of the conversion and stock offering, First Seacoast Bancorp, MHC and First Seacoast Bancorp will cease to exist and First Seacoast Bancorp, Inc. will become the successor holding company to First Seacoast Bancorp and will become the stock holding company of First Seacoast Bank.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND STOCK OFFERING?

A.

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering; transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; improve the liquidity of our shares of common stock; facilitate our stock holding company’s ability to pay dividends to our public stockholders; and facilitate future mergers and acquisitions as opportunities may arise.

Q.	IS FIRST SEACOAST BANK CONSIDERED “WELL CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. At June 30, 2022, First Seacoast Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN FIRST SEACOAST BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND STOCK OFFERING?

A.

No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the conversion. First Seacoast Bank will continue to operate as an independent bank.

Q.	WILL THE CONVERSION AND STOCK OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion is also subject to approval by First Seacoast Bancorp stockholders and the eligible voting members of First Seacoast Bancorp, MHC.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF CONVERSION?

A.

Your vote “FOR” the plan of conversion is extremely important to us. Each eligible First Seacoast Bancorp, MHC member as of                     , 2022 should have received a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of conversion.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the stock offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the plan of conversion.

Without sufficient favorable votes, we cannot complete the conversion and stock offering.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope.

Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Telephone and Internet voting are available 24 hours a day.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.	Depositors at the close of business on , 2022 and who continue to be depositors as of the date of the Special Meeting of Members are entitled to one vote for each $100 or fraction thereof on deposit.

Also, each borrower as of July 16, 2019 whose borrowings remained outstanding at the close of business on                     , 2022 and who continue to be a borrower as of the date of the Special Meeting of Members is entitled to one vote, in addition to votes the borrower is entitled to as a depositor. No customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit and/or applicable loan account at the close of business on                     , 2022, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED FOR SALE AND AT WHAT PRICE?

A.

First Seacoast Bancorp, Inc. is offering for sale between 2,805,000 and 3,795,000 shares of common stock at $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.

Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of First Seacoast Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority to:

Priority #1 — Depositors of First Seacoast Bank with aggregate balances of at least $50 at the close of business on June 30, 2021;

Priority #2 — First Seacoast Bank’s tax-qualified employee benefit plans;

Priority #3 — Depositors of First Seacoast Bank with aggregate balances of at least $50 at the close of business on September 30, 2022; and

Priority #4 — Depositors of First Seacoast Bank at the close of business on                     , 2022, and borrowers of First Seacoast Bank as of July 16, 2019, whose borrowings remained outstanding at the close of business on                         , 2022.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given first to natural persons including trusts of natural persons residing in the New Hampshire counties of Rockingham and Strafford and then to First Seacoast Bancorp’s public stockholders at the close of business on                     , 2022.

Shares not sold in the Subscription Offering and Community Offering may be offered for sale to the general public in a Syndicated Community Offering.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the stock offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION OFFERING AND ANY COMMUNITY OFFERING?

A.

Shares may be purchased by completing an original Stock Order Form and mailing it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by mail using the Stock Order Reply Envelope provided. You may also hand deliver to First Seacoast Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Hand-delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to any other First Seacoast Bank office. Please do not mail Stock Order Forms to First Seacoast Bank.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on                     , 2022. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, from the purchaser, made payable to First Seacoast Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. First Seacoast Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your First Seacoast Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at First Seacoast Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at     % per annum from the date payment is processed until the stock offering is completed or terminated. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your First Seacoast Bank deposit account(s), your funds will continue to earn interest within the account at the contractual rate until the stock offering is completed. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). No individual, or individuals acting through a single qualifying account held jointly, may purchase more than 40,000 shares ($400,000) of common stock. Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000) of common stock in all categories of the stock offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Stock Offering — Additional Limitations on Common Stock Purchases.”

Q.	MAY I USE MY FIRST SEACOAST BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

You may use funds currently held in retirement accounts with First Seacoast Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at First Seacoast Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the                     , 2022 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM FIRST SEACOAST BANK TO PAY FOR SHARES?

A.

No. First Seacoast Bank by regulation, cannot extend a loan for the purchase of First Seacoast Bancorp, Inc. common stock during the offering. Similarly, you may not use existing First Seacoast Bank line of credit checks to purchase stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond                     , 2023 or the number of shares of common stock to be sold is increased to more than 3,795,000 shares or decreased to less than 2,805,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF FIRST SEACOAST BANK PLANNING TO PURCHASE STOCK?

A.

Yes! We expect our directors and executive officers, together with their associates, to subscribe for 42,500 shares of common stock in the stock offering, representing 1.5%, of the shares to be sold at the minimum of the offering range.

Q.	WILL THE COMMON STOCK BE INSURED?

A.	No. Like any common stock, First Seacoast Bancorp, Inc.’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Following completion of the conversion and stock offering, the board of directors of First Seacoast Bancorp, Inc. will have the authority to declare dividends on our shares of common stock, subject to capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q.	HOW WILL FIRST SEACOAST BANCORP, INC. SHARES BE TRADED?

A.

The existing shares of common stock of First Seacoast Bancorp are currently listed on the Nasdaq Capital Market under the symbol “FSEA.” Upon consummation of the conversion and stock offering, the shares of common stock of First Seacoast Bancorp, Inc. are expected to be listed and trade on the Nasdaq Capital Market under the symbol “FSEA.” Once the shares of First Seacoast Bancorp, Inc. have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell First Seacoast Bancorp, Inc. shares in the future.

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION OFFERING AND ANY COMMUNITY OFFERING, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of First Seacoast Bancorp, Inc. common stock sold in the Subscription Offering and any Community Offering will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	WHAT IS THE SHARE EXCHANGE?

A.

The outstanding shares of First Seacoast Bancorp common stock owned by the public stockholders of First Seacoast Bancorp on the completion date of the conversion and stock offering will be exchanged for newly issued shares of First Seacoast Bancorp, Inc. common stock. The number of shares of First Seacoast Bancorp, Inc. common stock to be received by the public stockholders of First Seacoast Bancorp will depend on the number of shares sold in the stock offering. Although the shares of First Seacoast Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877)       -        , between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on bank holidays.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND

REORGANIZATION (THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE STOCK OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT ACCOUNTS OR LOANS AT FIRST SEACOAST BANK. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY

THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)         -            ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND

REORGANIZATION (THE “PLAN OF CONVERSION”).

Your board of directors unanimously recommends that you to vote “FOR” the plan of conversion.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE STOCK OFFERING, NOR DOES IT AFFECT YOUR FIRST SEACOAST BANK DEPOSIT

ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)         -            ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

In order to implement the plan of conversion,

we must obtain the approval of the voting members of First Seacoast Bancorp, MHC.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at First Seacoast Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

Voting does not obligate you to purchase common stock

during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877)         -            ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG3

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FIRST SEACOAST BANCORP, MHC

FOR A SPECIAL MEETING OF MEMBERS

TO BE HELD ON DECEMBER     , 2022

The undersigned member of First Seacoast Bancorp, MHC hereby appoints                                                      , each with full powers of substitution, to act as attorneys-in-fact and proxies for the undersigned, to cast all votes to which the undersigned is entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at             , located at                     ,             , New Hampshire         , on December     , 2022, at     :00 p.m., Eastern Time, and at any and all adjournments thereof, as follows:

(1)

The approval of the Plan of Conversion and Reorganization (the “plan of conversion”) whereby First Seacoast Bancorp, MHC will convert and reorganize from the mutual to the capital stock form of organization, as described in more detail in the accompanying Proxy Statement for the Special Meeting of Members; and

such other business as may properly come before this Special Meeting or any adjournment thereof. Note: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION WILL ALSO INCLUDE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK OFFERING BY FIRST SEACOAST BANCORP, INC., THE MERGER OF FIRST SEACOAST BANCORP, MHC INTO FIRST SEACOAST BANCORP AND THE MERGER OF FIRST SEACOAST BANCORP INTO FIRST SEACOAST BANCORP, INC.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED “FOR” THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued on reverse side)

Fold and detach the above Proxy Card here

Your Board of Directors unanimously recommends that

you vote “FOR” the approval of the plan of conversion.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO VOTING

AGAINST THE PLAN OF CONVERSION.

PLEASE VOTE ALL THE PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD

	FOR	AGAINST

Please vote by marking one of the following boxes:

1. The approval of the Plan of Conversion and Reorganization (the “plan of conversion”) whereby First Seacoast Bancorp, MHC will convert and reorganize from the mutual to the stock form of organization, as described in more detail in the accompanying Proxy Statement for the Special Meeting of Members.

Votes will be cast in accordance with this Proxy. Should the undersigned be present and elect to vote at the Special Meeting of Members or at any adjournment thereof and after notification to First Seacoast Bancorp, MHC’s Secretary at said meeting of the member’s decision to revoke this Proxy, then the power of said attorneys-in-fact and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement for the Special Meeting of Members dated November     , 2022 before the execution of this Proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY INTERNET OR TELEPHONE.

Signature: Date: , 2022

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

Fold and detach the above Proxy Card here

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” THE PLAN OF CONVERSION.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote,

and are available through 11:59 P.M., Eastern Time, on December     , 2022.

VOTE BY INTERNET (available 24 hours a day)	VOTE BY TELEPHONE (available 24 hours a day)	VOTE BY MAIL

myproxyvotecounts.com

Use the Internet to vote your proxy. Have the Proxy Card in hand when you access the web site. You will need to enter online the 12 digit Control Number in the box above. Each Proxy Card has a unique Control Number.

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Have your Proxy Card(s) in hand when you access the phone voting line. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

Mark, sign and date your Proxy Card and return it in the enclosed postage paid Proxy Reply Envelope.

If you vote by telephone or Internet you do NOT need to return your Proxy Card by mail.